     As filed with the Securities and Exchange Commission on July 21, 1999
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------
                        Crown Castle International Corp.
             (Exact name of Registrant as specified in its charter)

              Delaware                               76-0470458
    (State or other jurisdiction          (I.R.S. Employer Identification
 of incorporation or organization)                      No.)

                                510 Bering Drive
                                   Suite 500
                              Houston, Texas 77057
                                 (713) 570-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------
                           Mr. Charles C. Green, III
                            Executive Vice President
                          and Chief Financial Officer
                        Crown Castle International Corp.
                                510 Bering Drive
                                   Suite 500
                              Houston, Texas 77057
                                 (713) 570-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   Copies to:

       Stephen L. Burns, Esq.                 Kirk A. Davenport, Esq.
      Cravath, Swaine & Moore                     Latham & Watkins
          Worldwide Plaza                         885 Third Avenue
         825 Eighth Avenue                    New York, New York 10022
      New York, New York 10019

                                ---------------
   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

       (Calculation of Registration Fee Table and Footnotes on following page)

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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                        CALCULATION OF REGISTRATION FEE

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 Title of Each Class of       Amount        Proposed Maximum     Proposed Maximum    Amount of
    Securities to be          to be             Offering            Aggregate       Registration
       Registered        Registered(1)(2) Price per Unit(1)(2) Offering Price(1)(3)    Fee(4)
------------------------------------------------------------------------------------------------
Primary Offering
------------------------------------------------------------------------------------------------
 Debt Securities........
------------------------------------------------------------------------------------------------
 Preferred Stock, par
  value $.01 per
  share(5)..............
------------------------------------------------------------------------------------------------
 Common Stock, par value
  $.01 per share(6).....
------------------------------------------------------------------------------------------------
 Warrants(7)............
------------------------------------------------------------------------------------------------
Subtotal:                                                         $  650,000,000      $180,700
------------------------------------------------------------------------------------------------
Secondary Offering
------------------------------------------------------------------------------------------------
 Common Stock, par value
  $.01 per share(8).....    15,000,000         $23.71875          $  355,781,250      $ 98,908
------------------------------------------------------------------------------------------------
Subtotal:                   15,000,000         $23.71875          $  355,781,250      $ 98,908
------------------------------------------------------------------------------------------------
Total:                                                            $1,005,781,250      $279,608

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(1) There are being registered under this Registration Statement such indeterminate number of shares of Common Stock and Preferred Stock of the Registrant, such indeterminate number of Warrants of the Registrant, and such indeterminate principal amount of Debt Securities of the Registrant, as shall have an aggregate initial offering price not to exceed $650,000,000. If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $650,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement.
(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant. No separate consideration will be received for Common Stock, Preferred Stock, Warrants or Debt Securities that are issued upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder.
(4) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.
(5) Including such indeterminate number of shares of Preferred Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities registered hereunder, to the extent any such Debt Securities are, by their terms, convertible into Preferred Stock.
(6) Including such indeterminate number of shares of Common Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder, to the extent any of such Debt Securities or shares of Preferred Stock are, by their terms, convertible into Common Stock.
(7) Including such indeterminate number of Warrants as may from time to time to be issued at indeterminate prices, representing rights to purchase certain of the Common Stock, Preferred Stock or Debt Securities registered hereunder.
(8) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock, as reported by the Nasdaq Stock Market's National Market on July 14, 1999.

                             SUBJECT TO COMPLETION
                              DATED JULY 21, 1999

PROSPECTUS

                        CROWN CASTLE INTERNATIONAL CORP.

   From time to time, we may sell any of the following securities:

     --DEBT SECURITIES

     --PREFERRED STOCK

     --COMMON STOCK

     --WARRANTS

   We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

   Our common stock is traded over-the-counter on The Nasdaq Stock Market's National Market under the trading symbol "TWRS." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

   In addition, up to 15,000,000 shares of common stock being registered may be offered by certain selling shareholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

   The securities may be sold directly by us or, in case of the common stock, may be sold by selling shareholders, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement. We would not receive any of the proceeds from the sale of common stock by selling shareholders.

   This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is      , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   1

WHERE YOU CAN FIND MORE INFORMATION........................................   1

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................   1

FORWARD-LOOKING STATEMENTS.................................................   2

THE COMPANY................................................................   3

RATIO OF EARNINGS TO FIXED CHARGES.........................................   4

USE OF PROCEEDS............................................................   4

DESCRIPTION OF DEBT SECURITIES.............................................   5

DESCRIPTION OF CAPITAL STOCK...............................................  15

DESCRIPTION OF WARRANTS....................................................  23

SELLING SHAREHOLDERS.......................................................  24

PLAN OF DISTRIBUTION.......................................................  24

VALIDITY OF SECURITIES.....................................................  25

EXPERTS....................................................................  25

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $650,000,000.

   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's following public reference facilities:

   Public Reference Room    New York Regional Office  Chicago Regional Office
  450 Fifth Street, N.W.      7 World Trade Center        Citicorp Center
         Room 1024                 Suite 1300         500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048        Suite 1400
                                                     Chicago, Illinois 60661-
                                                               2511

   You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

   The SEC allows us to "incorporate by reference" the information we file with them, which means:

     --incorporated documents are considered part of this prospectus;

     --we can disclose important information to you by referring you to those documents; and

     --information that we file with the SEC will automatically update and supersede this incorporated information.

   We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

  (1) Our Annual Report on Form 10-K for the year ended on December 31, 1998.

  (2) Our Quarterly Report on Form 10-Q for the three months ended March 31,
      1999.

  (3) Our Current Report on Form 8-K dated March 8, 1999.

  (4) Our Current Report on Form 8-K dated March 15, 1999.

  (5) Our Current Report on Form 8-K dated March 31, 1999.

  (6) Our Current Report on Form 8-K dated June 9, 1999.

  (7) Our Current Report on Form 8-K dated July 12, 1999.

  (8) The description of our common stock contained in the Registration Statement on Form S-1, as amended (File No. 333-74553), filed on March 16, 1999.

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the securities offered by this prospectus:

     --Reports filed under Section 13(a) and (c) of the Exchange Act;

     --Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders meeting; and

     --Any reports filed under Section 15(d) of the Exchange Act.

   You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                        Crown Castle International Corp.
                                510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                Attention: Kathy Broussard, Corporate Secretary
                           Telephone: (713) 570-3100

   If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                           FORWARD-LOOKING STATEMENTS

   Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

    . the success or failure of our efforts to implement our business strategy

    . the other factors discussed below under the heading "Risk Factors" and elsewhere in this prospectus

   We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                                  THE COMPANY

   We are a leading owner and operator of towers and transmission networks for wireless communications and broadcast companies. Our customers currently include many of the world's major wireless communications and broadcast companies, including Bell Atlantic Mobile, BellSouth Mobility, AT&T Wireless, Nextel and the British Broadcasting Corporation.

   Our strategy is to use our leading domestic and international position to capture the growing opportunities to consolidate ownership of existing towers and to build new towers created by:

    . the transfer to third parties, or outsourcing, of tower ownership and management by major wireless carriers;

    . the need for existing wireless carriers to expand coverage and improve capacity;

    . the additional demand for towers created by new entrants into the wireless communications industry;

    . the privatization of state-run broadcast transmission networks; and

    . the introduction of new digital broadcast transmission technology and wireless technologies.

   Our two main businesses are leasing antenna space on wireless and broadcast towers that can accommodate multiple tenants and operating networks that transmit analog and digital broadcast signals, or broadcast transmission networks. We also provide related services to our customers. We believe that our full service capabilities are a key competitive advantage in forming strategic partnerships to acquire large concentrations of towers, or tower clusters, and in winning contracts for new tower construction.

   Our primary business in the United States is the leasing of antenna space to wireless carriers. Our primary business in the United Kingdom is the operation of television and radio broadcast transmission networks. We also lease antenna space to wireless operators in the United Kingdom on the towers we acquired from the BBC and from various wireless carriers.

   Our principal executive offices are located at 510 Bering Drive, Suite 500, Houston, Texas 77057, and our telephone number is (713) 570-3000.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratio of earnings to fixed charges, the deficiency of our consolidated earnings to cover fixed charges, our consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of our consolidated earnings to cover combined fixed charges and preferred stock dividends for the periods indicated.

                                                                       Three
                                                                      Months
                                           Years Ended December 31,    Ended
                                           ------------------------- March 31,
                                           1995 1996  1997    1998     1999
                                           ---- ---- ------- ------- ---------
                                           (in thousands of dollars)
Ratio of Earnings to Fixed Charges........  --    --      --      --       --
Deficiency of Earnings to Cover Fixed
 Charges.................................. $21  $947 $10,755 $37,802  $12,661
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends....  --    --      --      --       --
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends................................ $21  $947 $12,954 $43,213  $19,069

   For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes, minority interests, fixed charges and equity in earnings (losses) of unconsolidated affiliate. Fixed charges consist of interest expense, the interest component of operating leases and amortization of deferred financing costs.

                                USE OF PROCEEDS

   We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include, repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

   We will not receive any of the proceeds from the sale of common stock that may be sold by selling shareholders.

                         DESCRIPTION OF DEBT SECURITIES

   The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

   The debt securities will be our general obligations and may be subordinated to "Senior Indebtedness" (as defined below) we have or may incur to the extent set forth in the prospectus supplement relating to them. See "Description of Debt Securities--Subordination" below. Debt securities will be issued under an indenture between us and one or more commercial banks to be selected as trustees (collectively, the "trustee"). A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

   The indenture does not limit the aggregate principal amount of debt securities that can be issued under it. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

     (a) the title of the debt securities of the series;

     (b) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

     (c) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

     (d) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Registered Securities (as defined below)), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     (e) the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of Registered Securities) or the principal New York office of the trustee (in the case of Bearer Securities), where the principal, premium, and interest with respect to debt securities of the series shall be payable;

     (f) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

     (g) whether debt securities of the series are to be issued as Registered Securities or Bearer Securities (as defined below) or both and, if Bearer Securities are to be issued, whether coupons will be attached to them, whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

     (h) if any debt securities of the series are to be issued as Bearer Securities or as one or more Global Securities (as defined below) representing individual Bearer Securities of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Bearer Security of the series payable with respect to any interest payment date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

     (i) our obligation, if any, to redeem, purchase, or repay debt securities of the series under any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased, or repaid, in whole or in part, under such obligations;

     (j) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for our or any other issuer's or obligor's common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

     (k) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

     (l) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     (m) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

     (n) any changes or additions to the provisions of the indenture dealing with defeasance;

     (o) if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

     (p) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the Indenture as then in effect;

     (q) any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such debt securities due and payable;

     (r) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global Security in addition to or in lieu of the legend referred to in the Indenture;

     (s) any trustee, authenticating or paying agents, transfer agents or registrars;

     (t) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets;

     (u) the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

     (v) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the Indenture relating to subordination;

     (w) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

     (x) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the Indenture).

   The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (a) Bearer Securities, (b) debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (c) debt securities with respect to which principal, or interest is payable in a foreign or composite currency, (d) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities") and (e) variable rate debt securities that are exchangeable for fixed rate debt securities.

   Unless otherwise provided in the applicable prospectus supplement, Registered Securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Securities will be transferable only by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the prospectus supplement relating to such Bearer Securities.

   All funds which we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holders of such debt securities or any coupons appertaining thereto will thereafter look only to us for payment thereof.

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

   The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

   Subject to the restrictions applicable to Bearer Securities described in an applicable prospectus supplement (see "Limitations on Issuance of Bearer Securities" below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee's will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests, (b) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee or (c) any other matter relating to the actions and practices of the depositary, its nominee or its participants. Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

   We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see "Limitation on Issuance of Bearer Securities" below).

   If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as Registered Securities). Individual debt securities of such series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by us if the debt securities are issuable as Bearer Securities or (c) as either Registered Securities or Bearer Securities as described above if the debt securities are issuable in either form.

Limitations on Issuance of Bearer Securities

   The debt securities of a series may be issued as Registered Securities (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or Bearer Securities (which will be transferable only by delivery). If such debt securities are issuable as Bearer Securities, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

 Merger, Consolidation or Sale of Assets

   The indenture provides that we may not:

     (1) consolidate or merge with or into (whether or not we are the surviving corporation), or

     (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

       (a) either:

         (A) we are the surviving corporation, or

         (B) the entity or the Person (as defined) formed by or surviving any such consolidation or merger (if other than us) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

       (b) the entity or Person formed by or surviving any such consolidation or merger (if other than us) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all our obligations under the debt securities and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

       (c) immediately after such transaction no Default (as defined) exists; and

       (d) except in the case of:

         (A) a merger of us with or into our Wholly Owned Restricted Subsidiary (as defined) and

         (B) a merger entered into solely for the purpose of reincorporating us in another jurisdiction:

                 (x) in the case of a merger or consolidation in which we are the surviving corporation, our Debt to Adjusted Consolidated Cash Flow Ratio (as defined) at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if the transaction had occurred at the beginning of our most recently ended four full fiscal quarter period for which internal financial statements are available for income statement purposes, would have been less than our Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction, or

                 (y) in the case of any other such transaction, the Debt to
              Adjusted Consolidated Cash Flow of the entity or Person formed by or surviving any such consolidation or merger (if other than us), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period of such entity or Person for which internal financial statements are available for income statement purposes, would have been less than our Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such transaction; provided that for purposes of determining the Debt to Adjusted Consolidated Cash Flow Ratio of any entity or Person for purposes of this clause (y) the entity or Person will be substituted for us in the definition of Debt to Adjusted Consolidated Cash Flow Ratio and the defined terms included in the indenture.

Subordination

   Debt securities of a series may be subordinated ("subordinated debt securities") to Senior Indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. We conduct substantially all our operations through subsidiaries, and the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

   Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before holders of subordinated debt securities shall be entitled to receive any payment of principal, premium, or interest with respect to the subordinated debt securities, and until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled shall be made to the holders of Senior Indebtedness (except that such holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities).

   We may not make any payments of principal, premium, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of such subordinated debt securities, or repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by the delivery of subordinated debt securities by us to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if (a) any principal, premium or interest with respect to Senior Indebtedness is not paid in full in cash within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and such acceleration has been rescinded, such Senior Indebtedness has been paid in full in cash or we and the trustee receive written notice approving such payment from the representatives of such Senior Indebtedness. During the continuance of any default (other than a default described in clause
(a) or (b) above) with respect to any Designated Senior

Indebtedness (as defined in the applicable prospectus supplement) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period (the "payment blockage period") commencing on the receipt by us and the trustee of written notice of such default from the representative of any Designated Senior Indebtedness specifying an election to effect a payment blockage period (a "blockage notice"). The payment blockage period may be terminated before its expiration by written notice to the trustee and us from the person who gave the blockage notice, by repayment in full in cash of the Senior Indebtedness with respect to which the blockage notice was given or because the default giving rise to the payment blockage period is no longer continuing. Unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity thereof, we may resume payments on the subordinated debt securities after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

   By reason of such subordination, in the event of insolvency, creditors of ours who are holders of Senior Indebtedness, as well as certain general creditors of ours, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default and Remedies

   The following events are defined in the indenture as "Events of Default" with respect to a series of debt securities:

     (a) default for 30 days in the payment when due of interest on the debt securities;

     (b) default in payment when due of the principal of or premium, if any, on the debt securities;

     (c) our failure or failure by any of our Subsidiaries (as defined) to comply with the provisions described under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" or our failure to consummate a Change of Control Offer (as defined) or Asset Sale Offer (as defined) in accordance with the provisions of the indenture;

     (d) our failure or failure by any of our Subsidiaries for 30 days after notice to comply with any other agreements in the indenture or the debt securities;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (as defined) for money borrowed by us or any of our Significant Subsidiaries (as defined), or the payment of which is guaranteed by us or any of our Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

       (1) is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a "Payment Default"); or

       (2) results in the acceleration of the Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (f) failure by us or any of our Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

     (g) certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Restricted Subsidiaries.

     (h) any other Event of Default provided with respect to debt securities of that series.

   An Event of Default with respect to one series of debt securities is not necessarily an Event of Default for another series.

   A prospectus supplement may omit, modify or add to the foregoing Events of Default.

   If any Event of Default occurs and is continuing, the trustee under the indenture or the holders of at least 25% in principal amount at maturity of the then outstanding notes of the applicable series may declare all the notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding debt securities will become due and payable without further action or notice. Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding debt securities may direct the trustee under the indenture in its exercise of any trust or power.

   The holders of a majority in aggregate principal amount at maturity of the debt securities then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of the debt securities.

   The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the relevant series of debt securities notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the debt securities. In addition, we are required to deliver to the trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a Default, the status thereof and what action we are taking or proposes to take in respect thereof.

Modification of the Indenture

   We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes:

     (a) to evidence the succession of another person to us pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations in the indenture and in the debt securities;

     (b) to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

     (c) to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

     (d) to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

     (e) to add to or change any of the provisions of the indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Registered Securities or of principal, premium or interest with respect to Bearer Securities, or to permit Registered Securities to be exchanged for Bearer Securities, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

     (f) to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

     (g) in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

     (h) to add guarantees with respect to the debt securities or to secure the debt securities;

     (i) to make any change that does not adversely affect the rights of any holder;

     (j) to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

     (k) to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

     (l) to establish the form or terms of debt securities and coupons of any series, as described under "Description of Debt Securities--General" above.

   With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holder of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture shall
(a) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any payment to be made with respect to any coupon, (c) reduce the principal of or extend the stated maturity of any debt security, (d) reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed, (e) make any debt security payable in a currency other than that stated in the debt security, (f) in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions, (g) release any security that may have been granted with respect to the debt securities, (h) make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent, (i) change any obligation of ours provided for in the indenture to pay additional interest with respect to Bearer Securities or
(j) limit our obligation to maintain a paying agency outside the United States for payment on Bearer Securities or limit our obligation to redeem certain Bearer Securities.

Satisfaction and Discharge of the Indenture; Defeasance

   The indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

   In addition, we shall have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

   The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 600,000,000 shares of common stock, par value $.01 per share, 90,000,000 shares of Class A common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of July 20, 1999 there are 139,993,196 shares of common stock outstanding, 11,340,000 shares of Class A common stock outstanding and 212,953 shares of 12 3/4% Senior Exchangeable Preferred Stock due 2010 outstanding.

Common Stock

 Voting Rights

   Each share of common stock is entitled to one vote. The common stock votes together as a single class on all matters presented for a vote of the stockholders, except as provided under the Delaware General Corporation Law. All the outstanding shares of common stock are held by directors, executive officers, other employees and our affiliates.

 Dividends and Liquidation Rights

   Each share of common stock is entitled to receive dividends if, as and when declared by the board of directors out of funds legally available for that purpose, subject to approval of certain holders of the senior convertible preferred stock. In the event of our dissolution, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding senior convertible preferred stock, if any, holders of common stock are entitled to share ratably in the assets available for distribution to the stockholders.

 Other Provisions

   There are no preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are legally issued, fully paid and nonassessable.

Class A Common Stock

 Voting Rights

   Each share of Class A common stock is entitled to one vote for each such share on all matters presented to the stockholders, except the election of directors. The holders of the shares of Class A common stock vote, except as provided under the Delaware General Corporation Law, together with the holders of the common stock and any other class or series of our stock accorded such general voting rights, as a single class.

   TdF, the holders of all the shares of Class A common stock, currently has the right to elect two directors to our board of directors; however, if TdF's ownership interest in us changes, so long as the ownership interest of the TdF group is at least 5%, holders of Class A common stock voting as a separate class have the right to elect one director.

   The holders of Class A common stock, subject to limitations, have a veto over certain significant corporate actions we may take.

 Convertibility

   Each share of Class A common stock is convertible, at the option of its record holder, into one share of common stock at any time.

   In the event of any transfer of any share of Class A common stock to any person other than an Affiliate (as defined in Rule 12b-2 of the Exchange Act), such share of Class A common stock automatically converts, without any further action, into one share of common stock. However, a holder of shares of Class A common stock may pledge its shares to a lender under a bona fide pledge of such shares of Class A common stock as collateral security for any indebtedness or other obligation of any person due to the pledgee or its nominee.

   Further, each share of Class A common stock automatically converts into one share of common stock on the first date on which the ownership interest of TdF group is less than 5%.

 Dividends and Liquidation Rights

   Holders of shares of Class A common stock are entitled to the same dividends and liquidation rights as holders of shares of common stock.

 Other Provisions

   Under the governance agreement, so long as TdF remains qualified under the governance agreement, TdF has anti-dilutive rights in connection with maintaining a certain percentage of voting power in us and, accordingly, we may not, subject to certain exceptions relating primarily to compensation of directors and employees, issue, sell or transfer additional securities, unless TdF is offered the right to purchase, at the same price, an amount such that it would maintain such percentage of voting power in us.

Preferred Stock

   Under our certificate of incorporation, we may issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors after honoring any rights TdF may have under the governance agreement, has the authority, without any vote or action by the stockholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix their designations, preferences, rights, qualifications, limitations and restrictions, including the voting rights, dividend rights, dividend rate, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series.

Exchangeable Preferred Stock

   Each share of exchangeable preferred stock has a liquidation preference of $1,000 per share and is exchangeable, at our option, in whole but not in part, for our exchange debentures.

 Voting Rights

   The shares of exchangeable preferred stock have no voting rights, except as required by law and as specified in the certificate of designations. If we fail to meet our obligations under the certificate of designations, the holders of the exchangeable preferred stock will be entitled to elect two additional members to the board of directors.

 Dividends

   Dividends are paid on each March 15, June 15, September 15 and December 15 commencing March 15, 1999, at an annual fixed rate of 12 3/4%. On or before December 15, 2003, we have the option to pay dividends in cash or in additional fully paid and non-assessable shares of exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends. After December 15, 2003, dividends will be paid only in cash.

 Mandatory Redemption

   We are required to redeem all of the shares of exchangeable preferred stock outstanding on December 15, 2010 at a redemption price equal to 100% of the liquidation preference of such shares, plus accumulated and unpaid dividends to the date of redemption.

 Optional Redemption

   On or after December 15, 2003, we may redeem some or all of the shares of exchangeable preferred stock at any time at certain specified redemption prices. In addition, before December 15, 2001, we may redeem up to 35% of the exchangeable preferred stock with the proceeds of public equity offerings or strategic equity investments at a redemption price equal to 112.750% of the liquidation preference of the exchangeable preferred stock, together with accumulated and unpaid dividends.

 Change of Control

   If we experience specific kinds of changes in control, we will be required to make an offer to purchase any and all shares of exchangeable preferred stock at a purchase price of 101% of the liquidation preference of such shares together with all accumulated and unpaid dividends.

 Certain Covenants

   We issued the exchangeable preferred stock under a certificate of designations that became part of our certificate of incorporation. The certificate of designations contains certain covenants that, among other things, limit our ability and the ability of our subsidiaries to borrow money; pay dividends on stock or purchase capital stock; make investments and sell assets or merge with or into other companies.

 Ranking

   The exchangeable preferred stock ranks (1) senior to all our other classes of capital stock established after the issue date of the exchangeable preferred stock that do not expressly provide that they rank on par with the exchangeable preferred stock as to dividends and distributions upon our liquidation, winding up and dissolution and (2) on par with any class of capital stock established after the date of issuance of the exchangeable preferred stock the terms of which provide that such class or series will rank on par with the exchangeable preferred stock as to dividends and distributions upon our liquidation, winding up and dissolution.

Senior Preferred Warrants

   In connection with the offering of the senior convertible preferred stock in August 1997 and October 1997, we issued warrants to purchase an aggregate of 1,314,990 shares of common stock at a price of $7.50 per share.

Certificate of Incorporation and By-laws

   Stockholders' rights and related matters are governed by the Delaware General Corporation Law, and our certificate of incorporation and the by-laws. Certain provisions of our certificate of incorporation and by-laws, which are summarized below, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for the common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

 Classified Board of Directors and Related Provisions

   Our certificate of incorporation provides that our directors, other than those directors who may be elected by holders of any series of preferred stock or holders of the Class A common stock, initially are divided into three classes of directors, consisting of three, three and four directors. One class of directors, initially consisting of three directors, was elected for a term expiring at the annual meeting of shareholders to be held in 2000, another class initially consisting of three directors was elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class initially consisting of four directors was elected for a term expiring at the annual meeting of stockholders in 2001. The classified board provisions will prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date such party obtains the controlling interest. Voting stock is defined in our certificate of incorporation as the outstanding shares of our capital stock entitled to vote in a general vote of our stockholders as a single class with shares of common stock, which shares of capital stock include the shares of Class A common stock.

 No Stockholder Action by Written Consent; Special Meeting

   The certificate of incorporation prohibits stockholders from taking action by written consent in lieu of an annual or special meeting, except relating to holders of Class A common stock on matters on which they are entitled to vote and, thus, stockholders may only take action at an annual or special meeting called in accordance with our by-laws. The by-laws provide that special meetings of stockholders may only be called by our secretary at the direction of our board of directors under a resolution adopted by the board.

   These provisions could have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of the voting power of our capital stock entitled to vote from unilaterally using the written consent procedure to take stockholder action.

 Advance Notice Requirements for Stockholder Proposals and Director Nominations

   Our by-laws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 90 days but not more than 120 days prior to the first anniversary of our preceding year's annual meeting. However, if the date of our annual meeting is more than 30 days earlier than, or more than 90 days later than, the anniversary date of our preceding year's annual meeting, notice by a stockholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee.

   By requiring advance notice of nominations by stockholders, these procedures will afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, these procedures will provide our board of directors with an opportunity to inform stockholders of any business proposed to be conducted at a meeting, together with any recommendations as to the board of directors' position on action to be taken on such business. This should allow stockholders to better decide whether to attend a meeting or to grant a proxy for the disposition of any such business.

 Dilution

   Our certificate of incorporation provides that our board of directors is authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders to purchase from us shares of stock or other securities of us or any of other corporation. Our board of directors is authorized to issue these rights even though the creation and issuance of these rights could have the effect of discouraging third parties from seeking, or impairing their right to seek, to:

     (1) acquire a significant portion of our outstanding securities;

     (2) engage in any transaction which might result in a change of control of the corporation; or

     (3) enter into any agreement, arrangement or understanding with another party to accomplish these transactions or for the purpose of acquiring, holding, voting or disposing of any of our securities.

 Amendments

   Our certificate of incorporation and by-laws provide that we may amend, alter, change or repeal any provision contained in our certificate of incorporation or a preferred stock designation. However, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with certain provisions our certificate of incorporation, including the provisions discussed above relating to the classification of our board of directors, prohibiting stockholder action by written consent, and prohibiting the calling of special meetings by stockholders.

   Our by-laws may be amended by either the holders of 80% of the voting power of the voting stock or by the majority of the board; but the board may alter, amend or repeal or adopt new by-laws in conflict with some of these provisions by a two-thirds vote of the entire board.

Rights Plan

 Rights

   Our board of directors has declared a dividend of one right for each outstanding share of common stock and each outstanding share of Class A common stock. Rights have been issued in connection with each outstanding share of common stock and Class A common stock; and rights will be issued in connection with common stock and Class A common stock issued subsequently until the distribution date, and, in certain circumstances, for common stock and Class A common stock issued after the distribution date referred to below. Each right, when it becomes exercisable as described below, will entitle the registered holder to purchase from us one one-thousandth of a share of Series A Participating Cumulative Preferred Stock at a price of $110.00 per one one-thousandth of a share, subject to adjustment in certain circumstances. The description and terms of the rights are set forth in a rights agreement between us and the rights agent named therein. The rights will not be exercisable until the distribution date and will expire on the tenth annual anniversary of the rights agreement, unless earlier redeemed by us. Until a right is exercised, the holder, as such, will have no rights as our stockholder, including the right to vote or to receive dividends.

 Distribution Date

   Under the rights agreement, the "distribution date" is the earlier of:

     (1) such time as we learn that a person or group, including any affiliate or associate of such person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of our outstanding voting securities (such person or group being an "acquiring person"), subject to the exceptions relating to the TDF group and the Berkshire group described in the paragraph below, unless provisions preventing accidental triggering of the distribution of the rights apply, and

     (2) the close of business on such date, if any, as may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of voting securities.

   Each member of the TdF group will not otherwise be considered an acquiring person if:

     (a) during the first five years following the adoption of the rights agreement, the aggregate ownership interest of the TdF group does not exceed 25%, or 30% if the board so elects, of the outstanding voting securities or

     (b) thereafter, the aggregate ownership interest of the TdF group does not exceed the lesser of:

       (1) 25% or 30%, as applicable, of the voting securities then outstanding and

       (2) the greater of the aggregate interest of the TdF group as of the fifth anniversary of the rights agreement and 15% of the then outstanding voting securities.

   Each member of the Berkshire group will not otherwise be deemed an acquiring person if the aggregate ownership interest of the Berkshire group does not exceed the greater of:

     (a) the aggregate ownership interest of the Berkshire group upon the execution of the rights agreement, reduced by an amount equal to any disposition of voting securities following the date the rights agreement is executed and

     (b) 15% of the outstanding voting securities.

 Triggering Event and Effect of Triggering Event

   When there is an acquiring person, the rights will entitle each holder, other than such acquiring person, of a right to purchase, at the purchase price, that number of one one-thousandths of a preferred share equivalent to the number of shares of common stock that at the time of such event would have a market value of twice the purchase price.

   If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, or if 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred to an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, each right will entitle its holder, other than rights beneficially owned by such acquiring person, to purchase, for the purchase price, that number of common shares of such corporation which at the time of the transaction would have a market value or, in some cases, book value of twice the purchase price. If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, or if 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred to an acquiring person or affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle its holder to purchase for the purchase price, at such holder's option:

     (1) that number of shares of the surviving corporation, which could be us, in the transaction with such entity, which at the time of the transaction would have a book value of twice the purchase price,

     (2) that number of shares of the ultimate parent of or entity controlling such surviving corporation which at the time of the transaction would have a book value of twice the purchase price or

     (3) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the purchase price.

   Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable, and any holder of any such right will be unable to exercise or transfer any such right.

 Redemption

   At any time prior to the earlier of (1) such time as a person or group becomes an acquiring person and (2) the expiration date, our board of directors may redeem the rights in whole, but not in part, at a price, in cash or common stock or other securities of ours deemed by our board of directors to be at least equivalent in value, of $.01 per right, which amount shall be subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

   In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right for consideration per right consisting of one-half of the securities that would be issuable at such time upon exercise of one right under the terms of the rights agreement.

 Amendment

   At any time prior to the distribution date, we may, without the approval of any holder of any rights, supplement or amend any provision of the rights agreement, including the date on which the expiration date or distribution date shall occur, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the preferred shares, except that no supplement or amendment shall be made which reduces the redemption price other than under certain adjustments therein.

 Certain Effects of the Rights Plan

   The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the rights plan may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Section 203 of the Delaware General Corporation Law

   Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder", which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless:

     (1) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares;

     (2) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

     (3) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

   A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. A Delaware corporation, under a provision in its certificate of incorporation or by-laws, may elect not to be governed by
Section 203 of the Delaware General Corporation Law. We are subject to the restrictions imposed by Section 203.

   Under certain circumstances, Section 203 makes it more difficult for a person who could be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the Delaware General Corporation Law. It is anticipated that the provisions of Section 203 of the Delaware General Corporation Law may encourage companies interested in acquiring us to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Limitations of Directors' Liability

   Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     (1) for any breach of the director's duty of loyalty to us or our stockholders,

     (2) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) under Section 174 of the Delaware General Corporation Law, or

     (4) for any transaction from which the director derived an improper personal benefit.

   The effect of these provisions will be to eliminate our rights and our stockholders (through stockholders' derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under federal securities laws and will not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

Transfer Agent

   The Transfer Agent and Registrar for the common stock is ChaseMellon Shareholder Services, L.L.C.

                            DESCRIPTION OF WARRANTS

   We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

   The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
(e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

   The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                              SELLING SHAREHOLDERS

   The selling shareholders may be our directors, executive officers, former directors, employees or certain holders of our common stock. The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

     --the names of the selling shareholders;

     --the number of shares held by each of the selling shareholders;

     --the percentage of the common stock held by each of the selling shareholders; and

     --the number of shares of the common stock offered by each of the selling shareholders.

                              PLAN OF DISTRIBUTION

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

   Our company and any selling shareholders may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The selling shareholders may also distribute securities through one or more special purpose trusts, which will enter into forward purchase arrangements with selling shareholders and distribute their own securities. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the names of the selling shareholders and the number of shares of common stock to be sold by each, the name or names of any underwriters or agents with whom we or the selling shareholders, or both, have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we or the selling shareholders will receive from such sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

   If so indicated in the applicable prospectus supplement, we or the selling shareholders, or both, will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us or the selling shareholders, or both, pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

     --commercial and savings banks;

     --insurance companies;

     --pension funds;

     --investment companies;

     --educational and charitable institutions.

   In all cases, such institutions must be approved by us or the selling shareholders, or both. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

   Any selling shareholder, underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

   Certain of any such underwriters and agents including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

   Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common stock, which is listed on The Nasdaq Stock Market's National Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

   We will not receive any proceeds from the sale of shares of common stock by the selling shareholders. We will, however, bear certain expenses in connection with the registration of the securities being offered under this prospectus by the selling shareholders, including all costs incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

                             VALIDITY OF SECURITIES

   The validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore, New York, New York and for the underwriters or agents, if any, by Latham & Watkins, New York, New York.

                                    EXPERTS

   The consolidated financial statements of CCIC at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, the financial statements of the Home Service Transmission business of the BBC at March 31, 1996 and for the year ended March 31, 1996 and the period from April 1, 1996 to February 27, 1997, the consolidated financial statements of CTSH at March 31, 1997 and December 31, 1997 and for the period from February 28, 1997 to March 31, 1997 and the period from April 1, 1997 to December 31, 1997, the financial statements of the Bell Atlantic Mobile Tower Operations at December 31, 1998 and for each of the two years in the period ended December 31, 1998 and the financial statements of the Powertel Tower Operations at December 31, 1998 and for the year ended December 31, 1998, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

      SEC registration fee.......................................... $  279,608
      Printing and engraving expenses...............................    150,000
      Legal fees and expenses.......................................    250,000
      Accounting fees and expenses..................................    200,000
      Miscellaneous.................................................    120,392
                                                                     ----------
        Total....................................................... $1,000,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

   Accordingly, the Restated Certificate of Incorporation of the Company (Exhibit 3.1) provides that the Company shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Company. The Company may, by action of the Board of Directors, indemnify other employees and agents of the Corporation, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Company, with the same scope and effect as the indemnification of directors and officers of the Company. However, the Company shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Restated Certificate of Incorporation or otherwise by the Company. The Company may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Restated Certificate of Incorporation.

   Furthermore, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

   The Company's By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or, while a director or officer of the Company, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Company's By-laws. The Company shall pay the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Company's By-laws or otherwise.

   The Company's By-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the Company's By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, other provision of the Company's By-laws or otherwise. The Company may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Company or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

   The Company's By-laws further provide that the Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Company or a subsidiary thereof and to any person who is or was serving at the request of the Company or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a subsidiary thereof, to the fullest extent of the provisions of the Company's By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Company.

Item 16. Exhibits

 Exhibit No.                       Description of Exhibit
 ----------- ------------------------------------------------------------------
        *1.1 Form of Underwriting Agreement

    *****2.1 Formation Agreement dated December 8, 1998 relating to the formation of Crown Atlantic Company LLC, Crown Atlantic Holding
             Sub LLC, and Crown Atlantic Holding Company LLC

   ******2.2 Letter of Agreement between Crown Castle International Corp. and
             BellSouth Mobility Inc. dated March 5, 1999 (including the Form of
             Sublease)

     ****2.3 Framework Agreement between One2One and Castle Transmission
             International Ltd. dated March 5, 1999

 ********2.4 Amendment Number 1 to Formation Agreement dated March 31, 1999 among Crown Castle International Corp., Cellco Partnership, doing business as Bell Atlantic Mobile, certain Transferring
             Partnerships and CCA Investment Corp.

 ********2.5 Crown Atlantic Company LLC Operating Agreement entered into as of
             March 31, 1999 by and between Cellco Partnership, doing business as Bell Atlantic Mobile, and Crown Atlantic Holding Sub LLC

       ##2.6 Letter of Agreement among Crown Castle South, Inc., BellSouth
             Personal Communications, Inc. and BellSouth Carolinas PCS, L.P.
             dated July 1, 1999

     ****3.1 Certificate of Designations, Preferences and Relative,
             Participating, Optional and other Special Rights of Preferred
             Stock and Qualifications, Limitations and Restrictions thereof of 12 3/4% Senior Exchangeable Preferred Stock due 2010 and 12 3/4%
             Series B Senior Exchangeable Preferred Stock due 2010 of Crown
             Castle International Corp.

       **4.1 Asset Purchase and Merger Agreement among Crown Network Systems,
             Inc., Crown Mobile Systems, Inc., Robert A. Crown, Barbara Crown and Castle Acquisition Corp. I, Castle Acquisition Corp. II,
             Castle Tower Holding Corp. dated July 11, 1997

       **4.2 First Amended and Restated Asset Purchase and Merger Agreement among Crown Network Systems, Inc., Crown Mobile Systems, Inc.,
             Robert A. Crown, Barbara Crown and Castle Acquisition Corp. I,
             Castle Acquisition Corp. II, Castle Tower Holding Corp. dated July
             11, 1997, as amended and restated on August 14, 1997

       **4.3 Stock Purchase Agreement by and between Castle Tower Holding
             Corp., Bruce W. Neurohr, Charles H. Jones, Ronald J. Minnich,
             Ferdinand G. Neurohr and Terrel W. Pugh dated May 12, 1997 ("TEA
             Stock Purchase Agreement")

      ***4.4 Share Exchange Agreement among Castle Transmission Services
             (Holdings) Ltd., Crown Castle International Corp., T 1 Diffusion de France International S.A., Digital Future Investments B.V. and certain shareholders of Castle Transmission Services (Holdings)
             Ltd. dated as of April 24, 1998
       **4.5 Amended and Restated Stockholders Agreement among Castle Tower
             Holding Corp., Edward C. Hutcheson, Jr., Ted B. Miller, Jr.,
             Robert A. Crown and Barbara Crown and the persons listed on
             Schedule I thereto dated August 15, 1997

       **4.6 Shareholders Agreement among Berkshire Fund IV Investment Corp.,
             Berkshire Investors LLC, Berkshire Partners LLC, Candover
             Investments PLC, Candover (Trustees) Limited, Candover Partners
             Limited (as general partner for four limited partnerships), Castle
             Tower Holding Corp., T 1 Diffusion de France International S.A., and Diohold Limited (now known as Castle Transmission Services
             (Holdings) Ltd.) dated January 23, 1997

 Exhibit No.                        Description of Exhibit
 -----------  -----------------------------------------------------------------

       **4.7 First Amendment to Amended and Restated Stockholders Agreement by and among Crown Castle International Corp., Edward C. Hutcheson,
              Jr., Ted B. Miller, Jr., Robert A. Crown and Barbara Crown and the persons listed as Investors dated January 28, 1998

     ****4.8  Stockholders Agreement between Crown Castle International Corp.
              and certain
              stockholders listed on Schedule 1 thereto, dated as of August 21, 1998 as amended by Amendment No. 1, dated as of the 12th day of November, 1998

      ***4.9  Agreement among Castle Transmission Services (Holdings) Ltd.,
              Digital Future Investments B.V., Berkshire Partners LLC and certain shareholders of Castle Transmission Services (Holdings)
              Ltd. for the sale and purchase of certain shares of Castle
              Transmission Services (Holdings) Ltd., for the amendment of the Shareholders Agreement in respect of Castle Transmission Services
              (Holdings) Ltd. and for the granting of certain options dated
              April 24, 1998

     ****4.10 Governance Agreement among Crown Castle International Corp., T l
              Diffusion de France International S.A. and Digital Future
              Investments B.V., dated as of August 21, 1998

     ****4.11 Shareholders Agreement among Crown Castle International Corp., T
              1 Diffusion de France International S.A. and Castle Transmission
              Services (Holdings) Limited dated August 1998

     ****4.12 Rights Agreement dated as of August 21, 1998, between Crown
              Castle International Corp. and ChaseMellon Shareholder Services
              L.L.C.
 ********4.13 Amendment No. 1 to Rights Agreement dated March 31, 1999, between
              Crown Castle International Corp. and ChaseMellon Shareholder
              Services L.L.C.
        #4.14 Registration Rights Agreement dated June 1, 1999 between
              BellSouth Mobility Inc. and Crown Castle International Corp.

        *4.15 Form of Indenture

        *4.16 Form of Warrant Agreement

        *5.1  Opinion of Cravath, Swaine & Moore

        12.1 Statement regarding computation of ratio of earnings to fixed charges

        23.1  Consent of KPMG LLP

       *23.2  Consent of Cravath, Swaine & Moore (included in Exhibit 5.1)

        25.1  Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 of United States Trust Company of New York, as Trustee, on Form T-1

--------
      * To be filed supplementally.
     ** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-43873).
    *** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-1 previously filed by the Registrant (Registration No. 333-57283).
   **** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-71715).
  ***** Incorporated by reference to the exhibit previously filed by the Registrant on Form 8-K (Registration No. 0-24737) dated December 9, 1998.
 ****** Incorporated by reference to the exhibit previously filed by the Registrant on Form 8-K (Registration No. 0-24737) dated March 8, 1999.

******* Incorporated by reference to the exhibit previously filed by the registrant on Form 8-K (Registration No. 0-24737) dated March 31, 1999 # Incorporated by reference to the exhibit previously filed by the registrant on Form 8-K (Registration No. 0-24737) dated June 9, 1999 ## Incorporated by reference to the exhibit previously filed by the
        Registrant on Form 8-K (Registration No. 0-24737) dated July 12, 1999.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of July, 1999.

                                          CROWN CASTLE INTERNATIONAL CORP.,

                                          by /s/ Charles C. Green
                                            -----------------------------------
                                            Name: Charles C. Green, III
                                            Title: Executive Vice President
                                            and
                                            Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of July, 1999. Each person whose signature appears below hereby authorizes and appoints Charles C. Green, III and E. Blake Hawk, and each of them, each of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

              Signature                           Title

   /s/  Ted B. Miller, Jr.           Chairman of the Board and Chief Executive
                                      Officer (Principal Executive Officer)
-----------------------------------
        Ted B. Miller, Jr.

   /s/     David L. Ivy              President and Director
-----------------------------------
           David L. Ivy

   /s/ Charles C. Green, III         Executive Vice President and Chief
                                      Financial Officer (Principal Financial
-----------------------------------   Officer)
       Charles C. Green, III

   /s/ Wesley D. Cunningham          Senior Vice President, Chief Accounting
                                      Officer and Corporate Controller
-----------------------------------   (Principal Accounting Officer)
       Wesley D. Cunningham

   /s/    Michel Azibert             Director
-----------------------------------
          Michel Azibert

   /s/    Bruno Chetaille            Director
-----------------------------------
          Bruno Chetaille

   /s/    Robert A. Crown            Director
-----------------------------------
          Robert A. Crown

   /s/    Carl Ferenbach             Director
-----------------------------------
          Carl Ferenbach

   /s/    Randall A. Hack            Director
-----------------------------------
          Randall A. Hack

   /s/  Robert F. McKenzie           Director
-----------------------------------
        Robert F. McKenzie

   /s/   William A. Murphy           Director
-----------------------------------
         William A. Murphy

   /s/   Jeffrey H. Schutz           Director
-----------------------------------
         Jeffrey H. Schutz

Exhibits Index

   The following exhibits are filed as a part of this Registration Statement.


 Exhibit No.                       Description of Exhibit
 ----------- ------------------------------------------------------------------
        *1.1 Form of Underwriting Agreement

    *****2.1 Formation Agreement dated December 8, 1998 relating to the formation of Crown Atlantic Company LLC, Crown Atlantic Holding
             Sub LLC, and Crown Atlantic Holding Company LLC

   ******2.2 Letter of Agreement between Crown Castle International Corp. and
             BellSouth Mobility Inc. dated March 5, 1999 (including the Form of
             Sublease)

     ****2.3 Framework Agreement between One2One and Castle Transmission
             International Ltd. dated March 5, 1999

 ********2.4 Amendment Number 1 to Formation Agreement dated March 31, 1999 among Crown Castle International Corp., Cellco Partnership, doing business as Bell Atlantic Mobile, certain Transferring
             Partnerships and CCA Investment Corp.

 ********2.5 Crown Atlantic Company LLC Operating Agreement entered into as of
             March 31, 1999 by and between Cellco Partnership, doing business as Bell Atlantic Mobile, and Crown Atlantic Holding Sub LLC

       ##2.6 Letter of Agreement among Crown Castle South, Inc., BellSouth
             Personal Communications, Inc. and BellSouth Carolinas PCS, L.P.
             dated July 1, 1999

     ****3.1 Certificate of Designations, Preferences and Relative,
             Participating, Optional and other Special Rights of Preferred
             Stock and Qualifications, Limitations and Restrictions thereof of 12 3/4% Senior Exchangeable Preferred Stock due 2010 and 12 3/4%
             Series B Senior Exchangeable Preferred Stock due 2010 of Crown
             Castle International Corp.

       **4.1 Asset Purchase and Merger Agreement among Crown Network Systems,
             Inc., Crown Mobile Systems, Inc., Robert A. Crown, Barbara Crown and Castle Acquisition Corp. I, Castle Acquisition Corp. II,
             Castle Tower Holding Corp. dated July 11, 1997

       **4.2 First Amended and Restated Asset Purchase and Merger Agreement among Crown Network Systems, Inc., Crown Mobile Systems, Inc.,
             Robert A. Crown, Barbara Crown and Castle Acquisition Corp. I,
             Castle Acquisition Corp. II, Castle Tower Holding Corp. dated July
             11, 1997, as amended and restated on August 14, 1997

       **4.3 Stock Purchase Agreement by and between Castle Tower Holding
             Corp., Bruce W. Neurohr, Charles H. Jones, Ronald J. Minnich,
             Ferdinand G. Neurohr and Terrel W. Pugh dated May 12, 1997 ("TEA
             Stock Purchase Agreement")

      ***4.4 Share Exchange Agreement among Castle Transmission Services
             (Holdings) Ltd., Crown Castle International Corp., T 1 Diffusion de France International S.A., Digital Future Investments B.V. and certain shareholders of Castle Transmission Services (Holdings)
             Ltd. dated as of April 24, 1998
       **4.5 Amended and Restated Stockholders Agreement among Castle Tower
             Holding Corp., Edward C. Hutcheson, Jr., Ted B. Miller, Jr.,
             Robert A. Crown and Barbara Crown and the persons listed on
             Schedule I thereto dated August 15, 1997

       **4.6 Shareholders Agreement among Berkshire Fund IV Investment Corp.,
             Berkshire Investors LLC, Berkshire Partners LLC, Candover
             Investments PLC, Candover (Trustees) Limited, Candover Partners
             Limited (as general partner for four limited partnerships), Castle
             Tower Holding Corp., T 1 Diffusion de France International S.A., and Diohold Limited (now known as Castle Transmission Services
             (Holdings) Ltd.) dated January 23, 1997

 Exhibit No.                        Description of Exhibit
 -----------  -----------------------------------------------------------------
       **4.7  First Amendment to Amended and Restated Stockholders Agreement by
              and among Crown Castle International Corp., Edward C. Hutcheson,
              Jr., Ted B. Miller, Jr., Robert A. Crown and Barbara Crown and
              the persons listed as Investors dated January 28, 1998

     ****4.8  Stockholders Agreement between Crown Castle International Corp.
              and certain
              stockholders listed on Schedule 1 thereto, dated as of August 21, 1998 as amended by Amendment No. 1, dated as of the 12th day of November, 1998

      ***4.9  Agreement among Castle Transmission Services (Holdings) Ltd.,
              Digital Future Investments B.V., Berkshire Partners LLC and certain shareholders of Castle Transmission Services (Holdings)
              Ltd. for the sale and purchase of certain shares of Castle
              Transmission Services (Holdings) Ltd., for the amendment of the Shareholders Agreement in respect of Castle Transmission Services
              (Holdings) Ltd. and for the granting of certain options dated
              April 24, 1998

     ****4.10 Governance Agreement among Crown Castle International Corp., T l
              Diffusion de France International S.A. and Digital Future
              Investments B.V., dated as of August 21, 1998

     ****4.11 Shareholders Agreement among Crown Castle International Corp., T
              1 Diffusion de France International S.A. and Castle Transmission
              Services (Holdings) Limited dated August 1998

     ****4.12 Rights Agreement dated as of August 21, 1998, between Crown
              Castle International Corp. and ChaseMellon Shareholder Services
              L.L.C.
 ********4.13 Amendment No. 1 to Rights Agreement dated March 31, 1999, between
              Crown Castle International Corp. and ChaseMellon Shareholder
              Services L.L.C.
        #4.14 Registration Rights Agreement dated June 1, 1999 between
              BellSouth Mobility Inc. and Crown Castle International Corp.

        *4.15 Form of Indenture

        *4.16 Form of Warrant Agreement

        *5.1  Opinion of Cravath, Swaine & Moore

        12.1 Statement regarding computation of ratio of earnings to fixed charges

        23.1  Consent of KPMG LLP

       *23.2  Consent of Cravath, Swaine & Moore (included in Exhibit 5.1)

        25.1  Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 of United States Trust Company of New York, as Trustee, on Form T-1

--------
      * To be filed supplementally.
     ** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-43873).
    *** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-1 previously filed by the Registrant (Registration No. 333-57283).
   **** Incorporated by reference to the exhibits previously filed by the Registrant in the Registration Statement on Form S-4 previously filed by the Registrant (Registration No. 333-71715).
  ***** Incorporated by reference to the exhibit previously filed by the Registrant on Form 8-K (Registration No. 0-24737) dated December 9, 1998.
 ****** Incorporated by reference to the exhibit previously filed by the Registrant on Form 8-K (Registration No. 0-24737) dated March 8, 1999.

******* Incorporated by reference to the exhibit previously filed by the registrant on Form 8-K (Registration No. 0-24737) dated March 31, 1999 # Incorporated by reference to the exhibit previously filed by the registrant on Form 8-K (Registration No. 0-24737) dated June 9, 1999 ## Incorporated by reference to the exhibit previously filed by the
        Registrant on Form 8-K (Registration No. 0-24737) dated July 12, 1999.